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


THE NARRAGANSETT ELECTRIC COMPANY                                                  Narragansett Electric
Illustrative Calculation of First Look Savings Proof - 2002 Test Year              BVE/Newport Electric
Company Filing in 2003 Using Historical 2002 Data                                  R.I.P.U.C.  No.  2930

($ MILLIONS)                                                               Settlement Exhibit 4a


Formula for First Look Proven Savings:

     Proven Savings = Adjusted Benchmark COS - 2002 COS + .3 * (Adjusted Benchmark COS *
                              Weather Normalized Sales Growth)


Line                                                                                       Amount
1       Benchmark Cost of Service                                          210.000
2
3       GDPIPD Growth 2001                             1.60%     *   50%   1.0080
                                                                           ------
4
5       2001 Adjusted Benchmark COS                                        211.680
6
7       GDPIPD Growth 2002                             1.70%     *   50%   1.0085
                                                                           ------
8
9       2002 Adjusted Benchmark COS                                                        213.479
10
11      2000 kWh Sales from Settlement                              7,098,202,000
12
13      Weather Adjusted 2002 kWh Sales                             7,240,875,860
14
15      Weather Normalized Sales Growth                                    2.010%
16
17      Adjusted Sales Growth                          2.01%     213.479    1.287
18
19      Normalized Cost of Service -  2002 Test Year                      206.654
20
21      Savings to be Shared                                                8.112
22
23      50/50 Sharing of Proven Savings                                     4.056




     Line  1  Per Division Adjusted Cost of Service
     Line 3 For purposes of this illustration DRI estimated Annual change in Implicit GDP Deflator. Actual change will be used
     Line  5  Line 1 * Line 3
     Line  7  For purposes of this illustration DRI estimated Annual change in Implicit GDP Deflator. Actual change will be used Line 9 Line 5 * Line 7
     Line 11 Per JMM-15, JJB-2a and JJB-2b adjusted for Division adjustment.
     Line 13 For purposes of this illustration, Line 11 escalated by 1% weather adjusted sales growth for for two years. Actual weather adjusted sales will be used
     Line 15  (Line 13 - Line 11) /  Line 11
     Line 17  lINE 9 * line 15 * 30%
     Line 19 For this illustration, the Normalized COS was assumed to be $206,654,000. Actual filed COS will be used.
     Line 21  Line 9 + Line 17 - Line 19
     Line 23  50% of Line 21

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
THE NARRAGANSETT ELECTRIC COMPANY                                                           Narragansett Electric
Illustrative Calculation of Second Look Savings Proof - 2005 Rate Year                      BVE/Newport Electric
Company Files COS Rate Case in 2004 using Historical 2003 Data - Rate Year 2005             R.I.P.U.C.  No.  2930

($ MILLIONS)                                                                                Settlement Exhibit 4b


Formula for Second Look Proven Savings:

     Proven Savings = Adjusted Benchmark COS - 2005 COS + .3 * (Adjusted Benchmark COS *
                               Weather Normalized Sales Growth)

Line                                                                                     Amount

1       Benchmark Cost of Service                    210.000
2
3       GDPIPD Growth 2001                           1.60%  *   50%   1.0080
4       2001 Adjusted Benchmark COS                                   211.680
5       GDPIPD Growth 2002                           1.70%  *   50%   1.0085
6       2002 Adjusted Benchmark COS                                   213.479
7       GDPIPD Growth 2003                           2.00%  *   50%   1.0100
8       2003 Adjusted Benchmark COS                                   215.614
9       GDPIPD Growth 2004                           2.00%  *   50%   1.0100
10      2004 Adjusted Benchmark COS                                   217.770
11      GDPIPD Growth 2005                           2.20%  *   50%   1.0110
12      2005 Adjusted Benchmark COS                                                      220.166
13
14      2000 kWh Sales from Settlement                              7,098,202,000
15
16      Weather Adjusted 2005 kWh Sales                             7,460,281,640
17
18      Weather Normalized Sales Growth                               5.101%
19
20      Adjusted Sales Growth                        5.10% * 30%    220.166   3.369
21
22      Normalized Cost of Service -  2005 Rate Year                214.240
23
24      Savings to be Shared                                          9.295
25
26      50/50 Sharing of Proven Savings                               4.647
27
28      Shared Savings Cap                                            4.183




     Line   1       Per Division Adjusted Cost of Service
     Lines  3, 5, 7, 9, 11
                    For purposes of this illustration DRI estimated Annual
                    change in Implicit GDP Deflator. Actual change will be
                    used.
     Line   4       Line 1 * Line 3
     Line   6       Line 4 * Line 5
     Line   8       Line 6 * Line 7
     Line  10       Line 8 * Line 9
     Line  12       Line 10 * Line 11
     Line  14       Per JMM-15, JJB-2a and JJB-2b adjusted for Division
                    adjustment.
     Line           16 For purposes of this illustration, Line 14 escalated
                    by 1% weather adjusted sales growth for for five years.
                    Actual weather adjusted sales will be used
     Line  18       (Line 16 - Line 14) /  Line 14
     Line  20       Line 12 * Line 18 *30%
     Line  22       For this illustration, the Normalized COS was assumed to be $214,240,000.  Actual filed COS will be used.
     Line  24       Line 12 + Line 20 - Line 22
     Line  26       50% of Line 24
     Line  28       Minimum of Line 26 or Exhibit 4a, Line 23 inflated @ 50% of GDPIPD

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
THE NARRAGANSETT ELECTRIC COMPANY                                                    Narragansett Electric
Illustrative Calculation of Second Look Savings Proof - 2006 Test Year               BVE/Newport Electric
Company Filing in 2007 Using Historical 2006 Data                                    R.I.P.U.C.  No.  2930
                                                                                     Revised
($ MILLIONS)                                                                         Settlement Exhibit 4c


Formula for Second Look Proven Savings:

     Proven Savings = Adjusted Benchmark COS - 2006 COS + .3 * (Adjusted Benchmark COS *
                               Weather Normalized Sales Growth)


Line                                                                               Amount

1       Benchmark Cost of Service                    210.000
2
3       GDPIPD Growth 2001                        1.60%     *   50%   1.0080
4       2001 Adjusted Benchmark COS                                   211.680
5       GDPIPD Growth 2002                        1.70%     *   50%   1.0085
6       2002 Adjusted Benchmark COS                                   213.479
7       GDPIPD Growth 2003                        2.00%     *   50%   1.0100
8       2003 Adjusted Benchmark COS                                   215.614
9       GDPIPD Growth 2004                        2.00%     *   50%   1.0100
10      2004 Adjusted Benchmark COS                                   217.770
11      GDPIPD Growth 2005                        2.20%     *   50%   1.0110
12      2005 Adjusted Benchmark COS                                   220.166
13      GDPIPD Growth 2006                        2.20%     *   50%   1.0110
14      2006 Adjusted Benchmark COS                                                        222.588
15
16      2000 kWh Sales from Settlement                              7,098,202,000
17
18      Forecasted 2006 kWh Sales                                   7,534,884,456
19
20      Weather Normalized Sales Growth                               6.152%
21
22      Adjusted Sales Growth                     6.15%               222.588      4.108  ______   0.3
23
24      Normalized Cost of Service -  2006 Test Year                               218.953
25
26      Savings to be Shared                                                       7.742
27
28      50/50 Sharing of Proven Savings                                            3.871
29
30      Shared Savings Cap                                                         3.871


     Line   1       Per Division Adjusted Cost of Service
     Lines  3, 5, 7, 9, 11, 13
                    For purposes of this illustration DRI estimated Annual
                    change in Implicit GDP Deflator. Actual change will be
                    used.
     Line   4       Line 1 * Line 3
     Line   6       Line 4 * Line 5
     Line   8       Line 6 * Line 7
     Line   10      Line 8 * Line 9
     Line   12      Line 10 * Line 11
     Line   14      Line 12 * Line 13
     Line   16      Per JMM-15, JJB-2a and JJB-2b adjusted for Division
                    adjustment.
     Line   18      For purposes of this illustration, Line 16 escalated by 1% weather adjusted sales growth for  for six years. Actual weather adjusted sales will be used
     Line   20      (Line 18 - Line 16) /  Line 16
     Line   22      Line 14 * Line 30 * 30%
     Line   24      For this illustration, the Normalized COS was assumed to be $218,953,000.  Actual filed COS will be used.
     Line   26      Line 14 + Line 22 - Line 24
     Line   28      50% of Line 26
     Line   30      Minimum of Line 28 or Exhibit 4a, Line 23 inflated @ 50% of GDPIPD

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